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                               [Forest Oil Logo]


NEWS                                                     FOR FURTHER INFORMATION
FOREST OIL CORPORATION                                CONTACT: DONALD H. STEVENS
1600 BROADWAY, SUITE 2200                           VICE PRESIDENT AND TREASURER
DENVER, COLORADO 80202                                            (303) 812-1500

FOR IMMEDIATE RELEASE

                FOREST OIL ANNOUNCES 2002 SECOND QUARTER GUIDANCE

DENVER, COLORADO - MAY 8, 2002 - Forest Oil Corporation (NYSE:FST) (Forest) announced today its 2002 second quarter guidance. A discussion of the guidance and underlying assumptions follows:

SPECIFIC ASSUMPTIONS AND RISKS RELATED TO PRICE AND PRODUCTION ESTIMATES

Prices for Forest's products are determined primarily by prevailing market conditions. Market conditions for these products are influenced by regional and worldwide economic and political conditions, consumer product demand, weather and other substantially variable factors. These factors are beyond Forest's control and are difficult to predict. In addition to volatility in general, Forest's oil and gas prices may vary considerably due to differences between regional markets, transportation availability and demand for different grades of products. Consequently, Forest's financial results and resources are highly influenced by this price volatility.

Estimates for Forest's future production are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products.

The production, transportation and marketing of oil and gas and NGLs are complex processes which are subject to disruption due to transportation and processing availability, mechanical failure, human error, meteorological events including, but not limited to, hurricanes, earthquakes, and numerous other factors. These estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production will be as estimated.
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Given these general limitations and those discussed below, the assumptions underlying Forest's forecast for the second quarter of 2002 are set forth below:

DAILY PRODUCTION. We currently assume that our daily production will be between 390 and 415 MMCFE per day for the second quarter.

OIL PRODUCTION. We currently assume that our oil production will be between 19,000 and 23,000 barrels per day.

OIL PRICES. We have assumed that our realized oil price will average between $22.80 and $25.80 per barrel based upon NYMEX prices averaging between $24.00 and $27.00 per barrel.

GAS PRODUCTION. We currently assume our natural gas production will be between 235 and 275 MMCF per day.

GAS PRICES. We have assumed that our realized natural gas price will average between $3.05 and $3.35 per MCF based upon NYMEX prices averaging between $3.25 and $3.55 per MMBTU.

NGL PRODUCTION. We currently assume that our NGL production will be between 3,000 and 3,400 barrels per day.

NGL PRICES. We have assumed that our realized NGL prices will average between 40 and 45% of the assumed NYMEX oil prices.

PRICE SENSITIVITY. We estimate that gas and oil revenue will change by approximately $2 million to $2.5 million for each $.10 per MMBTU change in NYMEX natural gas prices and by approximately $1.75 million to $2.25 million for each $1.00 per barrel change in NYMEX oil prices.
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HEDGING. Forest has swaps in place for the second quarter and the remainder
(third and fourth quarter) of 2002 covering the aggregate average daily volumes and weighted average prices shown below. We have assumed that we will realize a loss of between $2 million and $4 million during the second quarter from hedging activity based on the NYMEX assumptions above. The forecasted realized hedge amounts have not been considered in realized commodity prices set forth above.

                                                            Remainder
NATURAL GAS SWAPS:                               2Q02         2002
-----------------                               ------      ---------
Contract volumes (BBTU/d)                        106.7         65.1
Weighted average price (per MMBTU)              $ 3.28      $  3.41

NATURAL GAS COLLARS:
-------------------
Contract volumes (BBTU/d)                           --         20.0
Weighted average ceiling price (per MMBTU)      $   --      $  5.13
Weighted average floor price (per MMBTU)        $   --      $  3.25

OIL SWAPS:
---------
Contract volumes (MBBLS/d)                        11.5         10.0
Weighted average price (per BBL)                $22.89      $ 22.33

PRODUCTION EXPENSE. Our production and operating expenses (which include production taxes and product transportation) vary in response to several factors. Among the most significant of these factors are additions to or deletions from our property base, changes in production taxes, general changes in the prices of services and materials that are used in the operation of our properties and the amount of repair and workover activity required. For the second quarter of 2002, we currently assume that our production expense will be between $40 million and $45 million.

DEPRECIATION, DEPLETION AND AMORTIZATION (DD&A). We currently assume that the DD&A rate will be between $1.15 and $1.25 per Mcfe.

CAPITAL EXPENDITURES. We have assumed capital expenditures will be between $80 million and $110 million. Some of the factors impacting the level of capital expenditures in the second quarter include absolute crude oil and natural gas prices, the volatility in these prices and the cost and availability of oil field services.

GENERAL AND ADMINISTRATIVE EXPENSE (G&A). We currently assume our G&A expense will be between $7.5 million and $9.5 million.

INTEREST EXPENSE. We currently assume our interest expense will be between $12 million and $13 million, depending on the timing of cash flows and capital expenditures.
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In connection with its issuance of $150 million 7 3/4% Senior Notes due 2014 in
April 2002, Forest entered into an interest rate swap under which it will pay a variable rate based on three month LIBOR plus 153 basis points in exchange for a fixed rate of 7 3/4% on $150 million over the term of the senior note issue.

All floating rate swaps have been considered in the assumed interest expense shown above. We assumed the 6 month LIBOR rate to average 2.00% in the second quarter.

INCOME TAXES. We currently assume our effective income tax rate will be 42% (inclusive of applicable federal and state taxes) and our current tax will be 2 to 3% of the total tax expense.

SHARES OUTSTANDING. At March 31, 2002 we had approximately 46.8 million common shares outstanding. We currently assume that diluted shares will be between 47 million and 49 million shares.

FINANCIAL FORECAST. In order to provide a financial forecast for the second quarter, we have assumed the mid-point of the range for each assumption. The selection of a mid-point is not meant to portray any further accuracy than any other number within the range, but is an arbitrary number within the range. Based upon this methodology, the following is a summary of certain financial data for the second quarter of 2002.

                                                  2Q 2002
                                                  -------
Cash flow per share                                $1.20

Earnings per basic share                           $0.17

EBITDA (millions)                                  $  70

Long-term debt at end of period (millions)         $ 725

Debt to total capitalization at end of period        44%


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                           FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that the Company plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this press release are based on management's examination of historical operating trends and its current belief as to the outcome and timing of future events. Forest cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in Forest's 2001 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Also, the financial results of Forest's foreign operations are subject to currency exchange rate risks. Any of these factors could cause Forest's actual results and plans to differ materially from those in the forward-looking statements.

EARNINGS RELEASE AND TELECONFERENCE CALL

Forest Oil Corporation will release its 2002 first quarter earnings and first quarter operational results on Wednesday, May 8, 2002, after market close. The Company's management will hold a teleconference call on Thursday, May 9, 2002, at 11:00 a.m. EDT (9:00 MDT) to review the first quarter results. If you would like to participate, please call 888.781.5307 (for U.S./Canada) or 706.634.0611 (for International) and request the Forest Oil teleconference.

A replay will be available from Thursday, May 9th through Friday, May 17th. You may access the replay by dialing toll free 800.642.1687 (for U.S./Canada) or
706.645.9291 (for International), reservation #3757261. Please note that the reservation number is not needed to access the teleconference, only the replay.

                                    * * * * *

Forest Oil Corporation is engaged in the exploration, acquisition, development, production and marketing of natural gas and crude oil in North America and selected international locations. Forest's principal reserves and producing properties are located in the United States in Alaska, Louisiana, Oklahoma, Texas, Utah, Wyoming and the Gulf of Mexico, and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST.


May 8, 2002